UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2008

CHANCERY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-141440
(Commission File Number)

N/A
(IRS Employer Identification No.)

422 Richards Street, 3rd Floor, Vancouver, British Columbia Canada V6B 2Z4
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (778) 688-0475

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into Material Definitive Agreement

On March 19, 2008 we entered into a mining acquisition agreement with Altos de Amador SA., wherein we have agreed to purchase a 100% interest in certain mineral claims in Valparaiso, Antioquia, Columbia, known as the “El Cafetal Mine”.

As consideration for the purchase, we have agreed to pay to Altos de Amador SA. $270,000 cash, to be provided as follows:

(a)	$50,000 to be provided on signing of the acquisition agreement;
(b)	$70,000 to be provided within 30 days of signing the acquisition agreement; and
(c)	$150,000 to be provided within 90 days of signing the acquisition agreement.

In addition, we have agreed to split profits from mining operations – 60% to our company and 40% to the vendor until such time as we have paid $210,000 of the purchase price, after which, profits shall be split 90% to our company and 10% to the vendor. We have the right to acquire the vendor’s 10% profit interest at any time for $370,000.

Item 9.01         Financial Statements and Exhibits.

10.1	Mining Acquisition Agreement dated March 19, 2008 between our company and Altos de Amador SA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANCERY RESOURCES, INC.

/s/ Juan Restrepo Gutierrez
Juan Restrepo Gutierrez
President and Chief Executive Officer
Chief Financial Officer, Secretary, Treasurer and Director

Date: March 25, 2008